N-SAR EXHIBIT 77C

OPPENHEIMER MAIN STREET SELECT FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Main Street Select Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1) as described in the Fund’s proxy statement  dated December 16, 2011 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                 64,756,294                                1,931,081
Edward L. Cameron                                     64,736,234                                1,951,141
Jon S. Fossel                                                64,605,126                                2,082,249
Sam Freedman                                              64,780,752                                1,906,624
Richard F. Grabish                                       64,600,384                                2,086,992
Beverly L. Hamilton                                     64,796,796                                1,890,579
Robert J. Malone                                         64,781,255                                1,906,121
F. William Marshall, Jr.                               64,781,667                                1,905,708
Victoria J. Herget                                         64,763,618                                1,929,757
Karen L. Stuckey                                         64,805,142                                1,882,234
James D. Vaughn                                         64,800,751                                1,886,625
William F. Glavin, Jr.                                   64,438,969                                2,248,407

On April 18, 2012, following adjournments from the February 29, 2012 and the March 7, 2012 meetings, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.  The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
49,370,592                  6,043,124                                1,973,524                                12,293,320

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
49,324,893                  6,026,610                                2,035,739                                12,293,320

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
49,026,949                 6,223,591                                2,136,701                                12,293,320

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
49,113,981                  6,164,765                                2,108,497                                12,293,320

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
49,221,957                 6,016,182                                2,149,101                                12,293,320

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
48,993,058                  6,163,698                                2,230,487                                12,293,320

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
49,229,949                  5,980,966                                2,176,328                                12,293,320
2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
49,210,510                 6,152,669                                2,024,064                                12,293,320

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
48,107,404                 7,099,744                                2,180,094                                12,293,320

2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
48,942,882                 6,300,115                                2,144,244                                12,293,320

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
49,816,782                 5,459,155                                2,111,307                                12,293,320